EXHIBIT 21.0

SUBSIDIARIES

•              Trans World Gaming of Louisiana, Inc.

•              Trans World Gaming Management Corp.-Cyprus

•              Trans World Gaming Finance Corp.

•              Trans World Gaming International U.S. Corporation

•              21st Century Resorts

•              American Chance Casinos (formerly LMJ Casino Rozvadov)

•              LMJ Slots

•              Art Marketing Ltd. (d/b/a Totenham & Co.)

•              SC98A, sro

•              Atlantic Properties, sro

•              Trans World Corp. Europe, Ltd.